UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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PASITHEA THERAPEUTICS CORP.

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Pasithea Therapeutics Announces Adjournment of Reconvened Meeting of Stockholders to December 29, 2023

SOUTH SAN FRANCISCO, Calif. and MIAMI, Fl., December 28, 2023 (GLOBE NEWSWIRE) — Pasithea Therapeutics Corp. (“Pasithea” or the “Company”) (NASDAQ: KTTA) today announced that its meeting of stockholders, which had been partially adjourned on December 19, 2023, was reconvened on December 28, 2023 (the “Meeting”) and then was further adjourned, without conducting any business, in order to provide stockholders additional time within which to vote on the charter amendment proposals included as Proposals 4, 5(A), 5(B) and 5(C) (the “Adjourned Proposals”) in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on October 26, 2023 (the “Proxy Statement”).

The adjourned Meeting will reconvene on December 29, 2023 at 11:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KTTA2023. The original record date of October 12, 2023 remains the same for the adjourned Meeting. Stockholders of record may attend the virtual webcast meeting by logging in through the same method as set forth in the Proxy Statement.

During this adjournment, the Company will continue to solicit votes from its stockholders in favor of the Adjourned Proposals in the Proxy Statement. The Company’s board of directors believes approval of the Adjourned Proposals are advisable and in the best interests of the Company and its stockholders for the reasons described in the Proxy Statement.

Voting remains open only as to the Adjourned Proposals, and these are the only proposals that will be voted upon at the adjourned Meeting. Voting for all meeting proposals other than the Adjourned Proposals was previously closed, and those proposals were previously approved by stockholders, as reported in the Company’s Form 8-K filed with the SEC on December 19, 2023. Stockholders who have already voted their shares on the Adjourned Proposals do not need to vote again. Proxies previously submitted will be voted at the adjourned Meeting, and stockholders who have previously submitted a proxy or otherwise voted on the Adjourned Proposals need not take any action.

Pasithea encourages all stockholders as of the record date on October 12, 2023 who have not yet voted on the Adjourned Proposals to do so promptly. Stockholders wishing to vote on the Adjourned Proposals should contact the Company’s proxy solicitor, Alliance Advisors, toll free at (888) 490-5085.

About Pasithea Therapeutics Corp.

Pasithea is a biotechnology company primarily focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders and RASopathies. With an experienced team of experts in the fields of neuroscience, translational medicine, and drug development, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Amyotrophic Lateral Sclerosis (ALS), Neurofibromatosis type 1 (NF1), Noonan syndrome and Solid Tumors.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, the success of the Company’s current and future business strategies, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Contact

Patrick Gaynes

Corporate Communications

pgaynes@pasithea.com